EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Semotus Solutions, Inc.
Los Gatos, CA

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 8, 2007, relating to the consolidated financial statements of Semotus Solutions, Inc. appearing in the Annual Report on Form 10-KSB for the year ended March 31, 2007.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC


Las Vegas, Nevada
November 16, 2007